Exhibit 10.13

September 10, 2024

Eli Wallace

Re:	TheRas, Inc. (dba BridgeBio Oncology Therapeutics) Equity Awards

Dear Eli:

This letter agreement (the “Agreement”) confirms the agreement between you and TheRas, Inc. (the “Company”) to amend the terms of the employment offer letter between you and the Company dated April 25, 2024 (the “Offer Letter”), effective as of the date first written above. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Offer Letter.

For good and valuable consideration, the receipt of which is hereby acknowledged, you and the Company hereby agree as follows:

1.	The first paragraph of Section 4 of the Offer Letter is hereby deleted and replaced with the following:

“Milestone Payment. The Company will pay you a cash milestone payment in the amount of $2,000,000 (subject to applicable deductions and withholdings) on the Company’s first regular payroll date following September 10, 2024, in recognition of the FDA’s acceptance of the Company’s Investigational New Drug application for its PI3Ka Breaker product candidate, as such achievement was previously approved by the Board on August 9, 2024 (the “IND Milestone Payment”). In addition, you will be eligible to receive a cash bonus payment in the amount of $3,000,000 (subject to applicable deductions and withholdings) (the “Transaction Milestone Payment”) on the Company’s first regular payroll date following the first to occur of:

(i) the completion, in one or more closings, of a bona fide private financing in which the Company issues equity securities (or other securities convertible into equity securities of the Company) to one or more investors;

(ii) the closing of an initial public offering of the Company’s common stock pursuant to the Securities Act of 1933, as amended;

(iii) the closing of a “reverse merger” of the Company or a business combination transaction between the Company and a special purpose acquisition company (or a subsidiary thereof) pursuant to which the stockholders of the Company receive shares in a publicly traded entity; or

(iv) the closing of (w) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (x) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity (or its ultimate parent, if applicable), (y) the acquisition of all or a majority of the outstanding voting stock of the Company in a single transaction or a series of related transactions by a person or group of persons, or (z) any other acquisition of the business of the Company, as determined by the Board (any such transaction described in clauses (w) through (z), a “Change in Control”); provided, however, that the Company’s initial public offering, any subsequent public offering or another bona fide capital raising event, or a merger effected solely to change the Company’s domicile, shall not constitute a “Change in Control.

To receive the IND Milestone Payment, you must remain employed with the Company through the applicable payment date, and to receive the Transaction Milestone Payment, you must remain employed with the Company through the applicable payment date in the case of a transaction described in clauses (i) through (iii) above and through the date of closing of the Change in Control in the case of a transaction described in clause (iv) above.”

2.	Except as expressly modified hereby, all other provisions of the Offer Letter will remain in full force and effect according to their respective terms.

3.	This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

[signature page follows]

To accept the terms of this Agreement, please sign and date below and return it to me at your earliest convenience.

Very truly yours,

TheRas, Inc.

/s/ Frank McCormick
Frank McCormick, PhD, FRS Chairman of the Board

Accepted and agreed:

/s/ Eli Wallace	9/10/2024
Eli Wallace	Date